Exhibit 21.1

Subsidiaries of Taylor Morrison Home Corporation

Legal Entity	Jurisdiction of Organization
ATPD, LLC	Arizona
Taylor Morrison Holdings of Arizona, Inc.	Arizona
Taylor Morrison/Arizona, Inc.	Arizona
TM Homes of Arizona, Inc.	Arizona
Monarch Communities Inc.	British Columbia
Monarch Parent Inc.	British Columbia
TMM Holdings (G.P.), ULC	British Columbia
TMM Holdings II GP, ULC	British Columbia
TMM Holdings Limited Partnership	British Columbia
Taylor Morrison of California L.L.C.	California
TMM Debt Holdings, Ltd.	Cayman Islands
TMM Holdings II Limited Partnership	Cayman Islands
Taylor Morrison of Colorado, Inc.	Colorado
Aylesbury (USA), LLC	Delaware
Mattamy Home Funding, LLC	Delaware
Santaluz, LLC	Delaware
Taylor Morrison Communities, Inc.	Delaware
Taylor Morrison Finance, Inc.	Delaware
Taylor Morrison Holdings, Inc.	Delaware
Taylor Morrison Services Inc.	Delaware
Taylor Morrison, Inc.	Delaware
Taylor Woodrow Insurance Services, Inc.	Delaware
Taylor Woodrow U.S. Tower, Inc.	Delaware
Mortgage Funding Direct Ventures, LLC	Florida
Oaks Meridian Ltd.	Florida
Taylor Morrison Esplanade Naples, LLC	Florida
Taylor Morrison Home Funding, LLC	Florida
Taylor Morrison of Florida, Inc.	Florida
Taylor Morrison Realty of Florida, Inc.	Florida
Taylor Woodrow Communities At Artisan Lakes, L.L.C.	Florida
Taylor Woodrow Communities At Herons Glen, L.L.C.	Florida
Taylor Woodrow Communities At Mirasol, Ltd.	Florida
Taylor Woodrow Communities At Portico, L.L.C.	Florida
Taylor Woodrow Communities At Seven Meadows, Ltd.	Florida
Taylor Woodrow Communities At St. Johns Forest, L.L.C.	Florida

Taylor Woodrow Communities At Vasari, L.L.C.	Florida
Taylor Woodrow Homes - Central Florida Division, L.L.C.	Florida
Taylor Woodrow Homes - Southwest Florida Division Inc.	Florida
The Beach Residences, L.L.C.	Florida
Total Florida Title, Inc.	Florida
TW Acquisitions, Inc.	Florida
TW Oaks Meridian, Inc.	Florida
TW/Beach Residences - Hollywood, L.L.C.	Florida
TW/Beach Residences - Madeira, L.L.C.	Florida
TW/Beach Residences - Venice Beach, L.L.C.	Florida
TW/Olson - Indrio, LLC	Florida
TW/Olson - Magnolia, LLC	Florida
TW/Olson - Thomas Drive, L.L.C.	Florida
TW/Olson Holdings, LLC	Florida
TW/Olson Realty, L.L.C.	Florida
TW/Olson Venture Management, L.L.C.	Florida
TWC/Mirasol, Inc.	Florida
TWC/Seven Meadows, L.L.C.	Florida
Taylor Woodrow Georgia, L.L.C.	Georgia
Taylor Morrison of Nevada, LLC	Nevada
1055097 Ontario Limited	Ontario
1055098 Ontario Limited	Ontario
1144851 Ontario Limited	Ontario
2004780 Ontario Inc.	Ontario
2115881 Ontario Limited	Ontario
2129786 Ontario Limited	Ontario
2144102 Ontario Limited	Ontario
2266591Ontario Inc.	Ontario
2354468 Ontario Inc.	Ontario
2354471 Ontario Inc.	Ontario
310 Richmond Street West Limited	Ontario
Aqua on Queen’s Quay Limited	Ontario
Bronte Creek Community Ltd.	Ontario
Ceduna Investments Limited	Ontario
DMHH Partnership	Ontario
Equinox Condominium Limited	Ontario
Glenburn Joint Venture	Ontario
Larkin/Monarch Partnership	Ontario

MC Construction Management Limited	Ontario
Monarch Richmond Development Inc.	Ontario
Monarch (Kleinburg) Limited	Ontario
Monarch (Liberty Village) Limited	Ontario
Monarch (Port Hope) Inc.	Ontario
Monarch 20 Gothic Limited	Ontario
Monarch Beechridge Ajax Limited	Ontario
Monarch Bloor Jarvis Development Limited	Ontario
Monarch Castlepoint Kipling North Development	Ontario
Monarch Castlepoint Kipling South Development	Ontario
Monarch Corporation	Ontario
Monarch Coscorp Joint Venture	Ontario
Monarch Couture Development Limited	Ontario
Monarch Domain Development Limited	Ontario
Monarch Epicurean Development Limited	Ontario
Monarch EQ Development Limited	Ontario
Monarch Heritage II Limited	Ontario
Monarch Heron’s Hill Limited	Ontario
Monarch Lakeshore Development Limited	Ontario
Monarch Mayfield Inc.	Ontario
Monarch Mountainview Partnership	Ontario
Monarch Prince Edward Development Limited	Ontario
Monarch Quay West Development Limited	Ontario
Monarch Renaissance Woods Limited	Ontario
Monarch Scarborough City Centre Development Limited	Ontario
Monarch Walmark Development Limited	Ontario
Monarch Waterview Joint Venture	Ontario
Monarch West Brampton Limited Partnership	Ontario
Monarch West Park Limited	Ontario
Moscorp I Development Inc.	Ontario
Moscorp II Developments Inc.	Ontario
Moscorp III Development Inc.	Ontario
Moscorp IV Development Inc.	Ontario
Moscorp V Development Inc.	Ontario
Moscorp VI Development Inc.	Ontario
Moscorp VII Development Inc.	Ontario
Moscorp VIII Development Inc.	Ontario
South Fields Community Inc.	Ontario

South Fields II Community Inc.	Ontario
South Fields III Community Inc.	Ontario
The Carrington on the Park Limited	Ontario
Advantage Title Of Ft. Bend, L.C.	Texas
Advantage Title Of Travis County, L.C.	Texas
Darling Frisco Partners, Ltd.	Texas
Darling Homes of Texas, LLC	Texas
DFP Texas (GP), LLC	Texas
Falconhead West, L.P.	Texas
Q-Park Utility Company	Texas
Steiner Utility Company, Inc.	Texas
Taylor Morrison at Crystal Falls, LLC	Texas
Taylor Morrison of Texas, Inc.	Texas
Taylor Woodrow Communities — League City, Ltd.	Texas
Taylor Woodrow Communities/Steiner Ranch, Ltd.	Texas
Taylor Woodrow Homes Houston (GP), L.L.C.	Texas
TMC Travisso GP, LLC	Texas
TMC Travisso LP, LLC	Texas
Travisso, Ltd.	Texas
TWC/Falconhead West, L.L.C.	Texas
TWC/Steiner Ranch, L.L.C.	Texas
Beneva Indemnity Company	Vermont